Exhibit 99.3

VIAVID
communications simplified.

Paya, Inc.

Paya, Inc. and FinTech Acquisition Corp. III Conference Call

August 3, 2020

C O R P O R A T E P A R T I C I P A N T S

Betsy Cohen, Chairman of the Board, FinTech Acquisition Corp, III

KJ McConnell, Principal, GTCR LLC

Jeff Hack, Chief Executive Officer, Paya, Inc.

Glenn Renzulli, Chief Financial Officer, Paya, Inc.

Ben Weiner, Head of Corporate Development and Strategy, Paya, Inc.

P R E S E N T A T I O N

Male Speaker

Good morning, ladies and gentlemen. Thank you for standing by. Welcome to the Paya, Inc. and FinTech Acquisition Corp. III conference call. We appreciate everyone joining us today.

The information discussed today is qualified in its entirety by the Form 8-K that has been filed today by FinTech Acquisition Corp. III and may be accessed on the SEC's website, including the exhibits thereto.

There is an investor deck that has been filed by FinTech Acquisition Corp. III with the SEC, which may be helpful to reference in conjunction with this discussion. Please review the disclaimers included therein and refer to that as a guide for today's call.

For everyone on the phone, FinTech Acquisition Corp. III and Paya will not be fielding any questions on today's call.

Also, statements made during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties and other factors that could cause our actual results to differ from historical results and from our forecast, including those set forth in FinTech Acquisition Corp. III's Form 8-K filed today and exhibits thereto. For more information, please refer to the risks, uncertainties and other factors discussed in FinTech Acquisition Corp. III's SEC filing. All cautionary statements that we make during this call are applicable to any forward-looking statements that we make whenever they appear. You should carefully consider the risk, uncertainties and other factors discussed in FinTech Acquisition Corp. III's SEC filings. Do not place undue reliance on forward-looking statements, which we assume no responsibility for updating.

Hosting today's call are Betsy Cohen, Chairman of FinTech Acquisition Corp, III; KJ McConnell, Principal of GTCR; Jeff Hack, CEO of Paya; Glenn Renzulli, CFO of Paya; and Ben Weiner, Head of Corporate Development and Strategy of Paya.

With that, I'd like to turn the call over to Betsy Cohen, Chairman of FinTech Acquisition Corp. III.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Betsy Cohen

Thank you, everybody, for joining us today. I'm Betsy Cohen, the Chairman of the Board of FinTech Acquisition Corp. III and the FinTech sponsor group.

Our group has completed successfully two prior SPAC transactions and announced its third acquisition on June 29, 2020. We're excited about having FinTech III combined with Paya, a leading provider of seamless integrated payment software solutions to a series of SaaS growing and important verticals, such as government services and healthcare. We have been extremely impressed with the quality of both Paya's earnings and platform, as well as their Executive Management Team. But, before I turn the presentation over to the Management Team, let me walk through the details of the transaction.

Paya will enter into a business combination with FinTech Acquisition Corp, III with the combined company continuing as a public NASDAQ listed company, with an implied enterprise value of $1.3 billion at closing. We are also very pleased to announce that we have received commitments for a private investment of $250 million anchored by Franklin Templeton and Wellington Management Company LLP, which will be funded upon the conclusion of the combination. We expect the transaction to close in the fourth quarter.

Today, Paya is under the leadership of Jeff Hack, the CEO, and an excellent team, which he has assembled. It seems as if Jeff has been preparing for the entree into the growth of Paya for his whole career, in which he has pioneered a number of large transactions within corporate situations. This gives us great confidence that the EBITDA that is projected for 2021, with growth of more than 25% year-over-year and 95% visibility, will be achieved. A most impressive record.

Please note that all references to page numbers are those contained in the investor presentation which will follow.

With that, I'm going to pass the microphone to KJ McConnell.

KJ McConnell

Thank you, Betsy. I'm KJ McConnell with GTCR.

GTCR has a 40-year history of backing great executive teams in growth technology industries and Paya is a perfect example. We also have a long history in payments, with several investments having success as public companies over time, including VeriFone, Syniverse, and Transaction Network Services. Other recent public company investments of GTCR include Zayo and Cision. Many of our best investments access the public equity markets to sustain their growth, and we believe Paya fits this profile.

Paya has a great sustained growth potential as the largest independent company focused on integrated payments and operating in attractive rapidly expanding end markets. After the transaction, GTCR will continue to be the largest shareholder of Paya. We look forward to continuing our support of the Management Team's growth strategy.

Thank you for your time today. And with that, I'll turn it over to Paya's CEO, Jeff Hack.

Jeff Hack

Thank you, Betsy. Thank you, KJ.

I'm excited to introduce to you Paya and our team, and then we'll dive into the business.

First, let me say this, as Betsy mentioned, I spent my entire career transforming and building great businesses, which were the building blocks of becoming CEO. I'll share with you why I chose this opportunity as the culmination of a career progression to lead a great company with our amazing team and to really make a difference and achieve outstanding results.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Paya is the leading independent integrated payments platform and we're extremely proud of our position. And we'll tell you why.

Our clients are software companies serving attractive middle market verticals, primarily B2B, healthcare, government and utilities, not-for-profit and education. These are highly attractive end markets. Why? Because they're high growth, underpenetrated and non-cyclical. It's also notable what you don't see here, such as high cyclical segments, such as retail, restaurant and hospitality. Later in the presentation, we'll delve into our principal verticals including underlying growth rates and how and why the penetration of electronic payments continues to accelerate.

Let's get right into what integrated payments means to Paya by showing you who our customers are and what we do for them.

We sit in a unique position helping software partners create an embedded payment solution as part of their broader software suite. Beyond the core elements of payment processing, it's important to understand all the other differentiated value-add that this integrated model provides.

On the left-hand side are the various vertical and sub-verticals we serve - manufacturing, dermatology, churches, municipal tax and water and so on. On the right is how we add value. Importantly, above and beyond the authorization and settlement of a payment, we deliver solutions to the lifecycle from invoicing to payments to general ledger postback, which automates back-end processing and reporting and supports an omnichannel experience. This enriches the value of partner software and saves customers very material time and money. Many large payment companies focus on huge enterprise clients and most large and small providers chase the long tail of card present terminal merchants. We're door number three, which is a consultative approach to sophisticated software partners serving middle market businesses and which provides our software partners with an improved offering and the ability to monetize the payment stream.

So why does Paya win? We have a long history of deep experience with integrated partnerships which is hard to replicate. Over the past few years, we've built an entirely new, feature-rich vertically tailored tech stack that is highly scalable and reliable. Uniquely, we take a consultative approach to serving our middle market clientele. We have a highly tuned model for driving penetration, which drives maximum revenue for our partners and Paya and ensures industry-leading retention as well.

And finally, we are unique in combining all payment methods into one platform. Let me illustrate what this means via our recent win of a major software partner.

This was an RFP via a consultant and was focused largely on the rate card. Paya pressed for a solution session with management and through that interaction helped them think through how to drive maximum success, which reoriented their entire approach and build credibility and trust. Subsequent events were a race to the bottom on price for competitors and we continue to focus on deep joint solutions. In the end, we beat out one of the big three and also a capable vertical player, despite being far from the cheapest. Not only did this help us win, but it ensured that once we won everyone was clear on what comes next. I've seen many examples in my career where the salesperson says we won and when you ask what we won and what we have to do, they aren't sure. So this means better and faster implementations, avoiding the need to re-cut contracts and far better relationships.

Having introduced what we do and why we win, let's move on to the highlights.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

This covers our position and success in a very attractive space. We're the leading independent platform in a high growth market. More on this later. We bring very deep expertise to very attractive verticals. Our distribution model is focused on end-to-end payments integrated into front-end CRM and back-end ERP software. We have five core drivers of continued accelerating growth, which we'll drill into later.

Our financial profile is very attractive, including consistent positive operating leverage, margin expansion and extremely high free cash flow conversion. And we have an outstanding leadership team that I will now introduce you to.

Over the past few years, we've assembled a world-class team of exceptional leaders and operators, each with their own impressive track record. I've spent my entire career building successful tech-centric financial services businesses, including senior leadership roles at Citigroup, where I was Smith Barney's Chief Operating and Financial Officer; JP Morgan Chase, where I ran firm-wide strategy and large portion of global private banking and global transaction banking; and more recently, First Data as part of the new leadership team recruited by KKR to transform the business leading to a successful IPO.

Glenn is Paya's CFO, having started his career in GE's Finance program and later CFO of two middle market software companies, TeacherMatch, and more recently compliance software company, Opus. Beyond the usual requirements of financial reporting, Glenn's done an outstanding job providing us with the business intelligence to manage and grow our business.

Mark is Paya's first-ever Chief Revenue Officer. He has an outstanding track record, building world-class sales organizations in businesses similar to Paya: SecureNet, Hyperwallet and PayPal. At Paya, Mark has led a remarkable transformation of our sales and client management effort that is both solution oriented and disciplined, resulting in accelerated sales success.

Darrell's our CIO and started his career leading large projects at NASA before taking senior payments technology leadership roles. I've been blessed with great CIOs throughout my career and Darrell is without question top tier, building high performing teams, delivering world-class technology, and he's great with clients as well.

Chris has been with Paya and its predecessor businesses for over 20 years. Her institutional knowledge of our partners in integrations is priceless. She runs high-quality, well-controlled and efficient operations, including impressive implementations in customer support functions and has personally developed some of Paya's best talent.

Andrea is an exceptional product and marketing leader. Andrea was at the top of my recruiting list when I arrived at Paya, and she shares my obsession for a great end-to-end partner and client experience, which is a clear differentiator in our business.

Ben leads corporate development and strategic initiatives, including leading several of our key verticals. He previously spent three years at GTCR and before that Deutsche Bank. You'll hear from him shortly and quickly see his amazing depth and he has a relentless focus on helping us be better and faster in everything we do.

In my view, more important than the fact that each of these proven leaders runs an excellent group, our secret sauce is how we work together from sales to product to technology to support, and this is a critical differentiator in the market we serve.

Let's get into Paya's key performance metrics.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

The left-hand side demonstrates industry-leading KPIs. In fact, the best I've ever seen and a big part of why I wanted to join Paya. Forty billion volume across 100,000 customers demonstrates the impressive scale of our franchise. This provides great operating leverage, while also allowing us to invest in world-class solutions and support. Also noteworthy is that we have a very broad clientele with extremely low partner and customer concentration. Two hundred dollar average transaction size and 85% card not present demonstrates high-quality midmarket franchises and is a great example of why we feel comfortable asserting our leadership position.

It's worth noting that in our verticals, card not present equates to high value, sticky integrated payments. I've been around many payments businesses over the years and these stats are without question outstanding, both on an absolute and comparative basis. Extremely low loss rates, which are by far the lowest I've ever seen, coupled with high net volume retention, are a by-product of the attractive midmarket verticals in which we operate. This also means we can focus on an excellent client experience rather than building lots of friction into the system purely to manage risk. As a result of our relentless focus, more than three quarters of our card top line comes from integrated solutions. This provides us with excellent visibility into 2021 revenue, which Glenn will take you through in detail later.

The result of these KPIs is a consistent and profitable growth that you see on the right-hand side of this page. It's important to note that a component of the 2021 growth rate you see here is a result of the recent signing and current implementation of two of the largest deals in Paya's history. One of these two deals was signed on April 10th, in the height of the pandemic, and is a full conversion which is on schedule to complete by Thanksgiving, with a large division of one of the U.S.'s largest banks. The other is a phased migration of an industry-leading municipal software partner, with clients running on five separate software platforms that will roll on sequentially.

I started my career in Jamie Dimon's finance department. This means religious commitment to bottoms-up planning and that means the numbers you see here are a result of planning by customer, partner, segment and every head and dollar of op ex needed to support our customers. The combination of predictable revenue visibility in our business, in general, and rigorous bottoms-up planning produces these results, not the other way around.

Having mentioned COVID, I'll hit that topic directly before we delve deeper into the industry and our Company.

This chart shows total monthly volume and year-over-year comparisons versus the same month last year. While we saw modest declines in late March and early April, we quickly rebounded and volumes are now higher than last year. As you can see, monthly declines were in the single-digits. As you know, many competitors reported declines of 40% or 50%; some worse than that, particularly those focused in consumer retail, restaurants and hospitality. We were technically and operationally well prepared to move quickly to work from home, aided in large part by our technology investments which I referred to earlier. And we're proud to report no reduction in technical resilience or client support service levels. I think these results not only demonstrate our resilience during COVID, but are a testament to our overall high-quality, non-cyclical customer base.

Finally, it's also worth noting that our second quarter Adjusted EBITDA was a record, achieved at the height of the global pandemic.

Turning our attention to the integrated payments industry landscape. This is a very simple illustration of why this is such a great business. Software led or integrated is growing at nearly six times traditional acquiring. Once integrated, relationships are extremely sticky, resulting in half the attrition rates of the acquiring industry.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

So how do we stack up versus the competition? I mentioned at the onset that Paya's the leading independent platform of scale. This page is a big part of why we feel confident in saying that and makes us incredibly proud. We are the only provider where the vast majority of our volume is card not present. We also have the largest average transaction size and average volume per customer. High ticket, high card not present equates to sophisticated integrated payments.

Let's now go a little deeper into the competitive landscape.

The companies in the upper left are strong in small business and some of them in enterprise, but very few are focused on midmarkets. The companies in the top right are vertically focused, but often lack deep payments expertise or scale. We have the benefit of marrying scale and deep vertical expertise with a differentiated middle market focus.

I'll now turn things over to Ben to drill deeper into our platform and solutions.

Ben Weiner

Thanks, Jeff.

So, at our core, Paya provides payment functionality inside a software experience to allow businesses to collect their revenue and enhance workflow by using our value-added services and transaction data. And Paya is unique in that we do this inside of a software experience, whereas many of our peers focus more on commodity processing, which, as Jeff mentioned earlier, is not the direction of the industry.

So, here's how the process works. A software provider, whether it's a front-end CRM or a back-end accounting system integrates with our modern Paya Connect platform via an API. They now sell a bundled suite of software and payments to their customers in a given vertical. And once businesses have this full suite, they can now invoice and accept payments through any medium and payment method and do so in a secure fashion. Further, because their payments are integrated into the software that runs their business, their back office reconciliation process is now streamlined.

And this is really powerful when it all comes together. So, as an example, you have a consumer that can see their invoice for their monthly water bill, which is populated by dynamic data pulled directly from the CRM of the municipality, they can pay this invoice on their computer or on their phone, they can set up a recurring payment with text reminders for future payments, and once they complete the transaction it posts back into the general ledger of the municipality.

This is all made possible through our new Paya Connect platform, which represents the multiyear evolution of investment in product and technology and is a major competitive differentiator for us versus our peers. As with new technology, it's highly scalable and resilient. We have integrated our two acquisitions and their capabilities directly into the platform and is built to allow further organic growth as well as M&A. And this is a proven platform as well. It's been a key decisioning factor for the large wins of reputable software businesses that Jeff alluded to earlier.

Jeff Hack

We're proud of what we've built and what we're showing you here on this slide. But let me boil this down to what it simply means for our clients. Our client manages a chain of dermatology clinics. They take lots of credit card transactions. They need payment information integrated with the patient management system, and they don't have a lot of administrative staff to reconcile payments to the client records. That, in a nutshell, is what we do for our client on this page.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ben Weiner

I think it's helpful to build further on the value-added services that Paya offers in the software ecosystem for a couple of reasons. First, software guys, they want to focus on software. They don't have the expertise to build payment capabilities and they want to stay out of regulatory scope, which is PCI in our industry. And for Paya, these solutions help us win new business and new partners, help us penetrate the installed bases of existing partners, and the combination of payments and software makes our value proposition really sticky.

One important example here is the unified experience between card and ACH that we offer. And it's important to note that Paya is a direct processor of ACH transactions, which means we have pipes directly into the ACH banking network. This position allows us to have much more control over the payments experience than our competitors, many of which rely on Paya for their ACH capabilities. So the way it works, customers needing both types of payments - think of a school that wants to process its tuition payments via ACH and it's school lunch program via credit card - they're underwritten and boarded once, they receive a consolidated monthly statement, they have one customer portal and they can seamlessly price both products to optimize adoption of electronic payments.

A few other important services. We offer a brand new simplified boarding portal that dramatically reduces the friction from unnecessary data or paper forms in the boarding process, and importantly, greatly increases speed to processing your first transaction. And this is a key advantage for us because we're able to differentiate the solution based on the low risk vertical that Jeff mentioned earlier.

Electronic invoicing is key for the B2B business model that we cater to and help to dramatically reduce AR cycles, a simple click-to-pay functionality in an email.

Another example, we have a robust token vault with the ability to encrypt card data. This is really important when you're talking about software distribution. It helps customers store payment information in a secure fashion and importantly gets this cardholder data out of the software.

Finally, we offer integrated hardware which is critical for the 15% or so transactions that occur in a card present environment for Paya. This allows the in-person transaction to post directly back into the software and creates an excellent omnichannel experience.

Paya is unique from a capability perspective when you look at how we approach our verticals. We have vertically specific product that differentiate ourselves in highly attractive markets. And when you look at the markets - B2B, healthcare, etc. - these are complex markets that require sophisticated payment products, unlike some of the more basic needs of a restaurant or retail, for instance.

So a few examples here. We offer recurring billing and Account Updater, which is a key differentiator for us in the non-profit vertical. Think about the use case where you want to set up a recurring monthly donation to your favorite charity that's recurring billing and we also have a direct pipe into Visa and MasterCard that allows for a continuous link so the donation won't be interrupted if your card is lost or expires - Account Updater. And as you can imagine, this becomes a very sticky solution that drives revenue per customer through higher payment volumes.

Split funding is a key differentiator for Paya in the healthcare vertical. We essentially offer providers the ability to present one invoice to a patient for multiple episodes of care in the same visit. So think about your annual physical where maybe you go get your blood drawn from the lab in the same visit. We offer providers the ability to present one bill to the patient. Paya is able to recognize how to split that bill and then we get the appropriate funds to the right entity in the back-end. So, this is a pretty complex tool that drives new partners in healthcare for us.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

These are just a few examples of the way we differentiate related to our core markets. Because of this product functionality, in addition to the dedicated sales efforts we have, we've developed market leadership in these verticals. And as Jeff mentioned earlier, we love these markets for a few reasons - high secular growth, low penetration of electronic payments, and they've historically been underserved from a payments perspective in the software community.

And when you look at the pie chart on the right, I'm confident you will not find another business with this quality of end market focus. Seventy percent of our revenue comes from B2B goods and services, healthcare, non-profit, government, utilities and education. And taking a step back, despite this great focus in these markets, that only represents essentially 1% of a trillion-dollar TAM, which gives us a great foundation for continued growth. Not only the strong secular growth in these markets when you look at all of them growing in excess of 10% a year on their own right, but also these verticals were late adopters of electronic payments broadly, which means there's a ton of embedded white space when you think about the amount of cash and paper check or non-integrated payments in these markets. And as you can imagine, our product suite stacks up highly favorably against this.

Lastly, we've identified spaces for incremental growth in additional verticals in excess of the great foundation we have. These verticals are also complex, non-consumer markets that are able to leverage the majority of the payments capability that we've already built out. So very natural fits for Paya.

So, we talked to product, but now let's switch over to distribution. And anytime you're talking about distribution at Paya, it's important to remember that we are a partner-driven business. We sign partners and our partners sell a bundled solution of software and payments to their end users.

And we love this model for a few reasons. First, it's highly scalable relative to the direct selling model that many of our competitors use. We achieve alignment with these partners by paying them a revenue share on our customers. We're also able to leverage the existing distribution of our partners as the main growth driver of new business so our sales reps are able to go off and sign the next great partnership. And as you can imagine, this creates really attractive customer acquisition cost for us. And lastly, we talked about it, but the combination of payments integrated into software creates a really sticky experience that drives favorable retention trends.

So, we go to market across two segments. First is our Integrated Solution segment, which accounts for about 65% of our revenue, and is really the key growth driver of our business. Sales reps here focus on three things. Selling new partners in our core verticals, leveraging all the product functionality we talked about. Penetrating and monetizing existing relationships of our software partners. When you think about a new software partner that comes on to Paya, they can have anywhere from 50% to 70% of their existing customers not leveraging an integrated payment solution. So very fertile hunting ground for our sales reps. And lastly, focused on expanding our revenue profile with these partners by adding value-added solutions over the lifecycle of the partnership.

A few other important growth levers for Integrated Solutions. Excellent retention metrics as we talked about in excess of 92%. And further, we have sustainable pricing leverage with this customer base as a result of the integration itself.

Moving over to our Payment Services channel, which accounts for about 35% of our business. Two specific sales avenues here. First, we have dedicated reps focused on cross-selling our proprietary ACH offering into new software partnerships that we discussed earlier. And second, we offer a full suite of payment functionality to payment resellers that don't necessarily sell front-end CRM or accounting software. These partners still have a vertical focus and they have pretty sticky customer bases that run roughly 80% of their transactions in a card not present environment, which makes the Paya Payment suite a really natural fit.

I'll now turn it back over to Jeff to discuss some of the impressive results that we've achieved at the strategy.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Jeff Hack

Great. Thanks, Ben.

We have a growing roster of high-quality software partners, continued growth and penetration within our existing partners, and a very sticky end customer base. These all contribute to very attractive financial results. This produces 50% growth in our Integrated Solutions' top line in over three years. And as I mentioned earlier, comprises two thirds of our total revenue less partner rev share. Glenn will walk you through the components of the year-over-year growth rates you see here, but it's a combination of major new signings, business as usual new business rates, same-store sales growth, normal but always low attrition, and pricing.

We've gone through a lot of detail, so let me briefly summarize our strategy.

We continue to build on our success to date and our considerable investments in people and platforms and we're executing better and faster than ever. We continue to have tremendous opportunity to penetrate the installed base of our partners, many of whom are also acquisitive in their own right, which further increases the opportunity. We have transformed our sales effort to software and solutions orientation which leverages our investments in infrastructure and solutions. We listen, solution, integrate and support. And that is what sets Paya apart in winning new business. We are unique not only in offering a proprietary ACH capability, but also by connecting this to our entire solution suite. This produces strong organic growth which we complement with strategic accretive M&A, which we'll delve into on the next slide.

Our approach to M&A is the same as our organic channels. We manage a curated pipeline of strategic opportunities in attractive end markets supported by a dedicated and experienced team. We provide operating leverage through the consolidation of back office technology and infrastructure, while investing to accelerate sales and solutions. We completed two very successful and accretive acquisitions in the past two years and take particular pride in the quality and speed of merger integration. This results in accelerated growth.

First Billing illustrates all the aspects we will perform in an acquisition candidate. We help municipalities manage customer payments for water tax and other bills. It's an attractive vertical ripe for acceleration in its integrated payments, as Ben mentioned, largely card not present, and where Paya adds value by leveraging our technology infrastructure and support while accelerating investment in sales and value-added solutions.

In addition, adding this vertical expertise was instrumental in landing the largest municipal software partner where First Billing's knowledge and reputation was married with Paya's robust platform and resources. Simply said, First Billing was a classic scale to grow transaction and its far exceeded our own expectations.

Let me be clear, we don't need to do M&A to drive Paya's growth, but it's a strong and compelling companion to our organic growth and we plan to continue to do this wherever it's strategic and accretive. And we're good at it. It's just another lever we can pull to create shareholder value.

I'll now turn it over to Glenn to walk you through our financial results which reflect the progress and success at our business.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Glenn Renzulli

Thanks, Jeff.

We'll start with a high-level overview of our key financial measures. We continue to achieve strong volume growth, certainly driven by our Integrated Solutions segment, but also aided by our strong and growing ACH business, which is part of our Payment Services segment.

On the left, you can see overall volume growing from $29 billion in 2018 to $44 billion projected into '21. Jeff mentioned earlier the expanding revenue and margin from our Integrated Solutions segment. You could see here with our Integrated revenue projected up 50% and then Integrated gross profit up 60% from 2018 through 2021. This mix towards higher integrated revenue is a trend that will continue, and which ultimately supports increased gross margins.

With mostly fixed operating cost, we have great operating leverage. A large portion of our gross margin growth drops right to the bottom line. You can see this in our EBITDA margins increasing 500 basis points from 23% in 2018 to 28% projected into 2021.

Bridging 2020 to 2021, we feel very good about our '21 projections with visibility upwards of 95%. First, we should end 2020 right around $53 million of Adjusted EBITDA. This is backed up by our strong financial performance in the first half of this year, as well as great visibility into our second half.

Bridging from $53 million, the first column's made up of a few highly visible revenue components, which here are then translated to margin. One component of this is our standard biannual pricing adjustments which is common across our industry. We have a good history here of smart, targeted price actions for which we had historically seen no significant impact on customer retention.

Other components of this bucket include our normal course existing partner production, penetration into our existing base book, and with offsets of course for normal course attrition. This highly visible margin ends up adding an incremental $8 million on a year-over-year basis.

We then have an incremental $4 million of lift from two large partner wins, both that we're actively working on implementing. One is a large integrated enterprise software customer serving the utility space. The other is a large win with a partner leveraging our proprietary ACH solutions.

For gross margin, we continue to see great trends in our gross margin, aided by growth in some of our higher growth verticals, along with an increased mix towards our Integrated Solutions segment. This is going to drive about $2 million of incremental lift next year.

For op ex, we have additional investments in sales and technology. As well, something important to point out, we have $2 million of estimated 2021 incremental public company costs also included in this bar. This gets us to a highly visible $62 million of EBITDA.

Then to get to our very achievable 66 million dollars of EBITDA, this additional $4 million of margin is from converting our strong and growing existing pipeline of new deals. To get here, we look at the various stages and sizes of deals in our pipeline and do a probability based weighting to get to this last number.

Jeff Hack

Let me jump in here. One of the great things about this business is the non-cyclical and predictable recurring revenue, and that coupled with our largely fixed expenses, means we can deliver highly predictable profits, which further compounds shareholder value.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Glenn Renzulli

On to our trended P&L. We're projecting 2021 revenue of $238 million, representing 16% year-over-year growth for '20. Integrated Solutions is forecasted to grow 24%. This is made up of our strong growth with our existing partners as well as some newly onboarded enterprise and software partners, some of which we mentioned.

Moving to Payment Services. We covered this earlier that this segment has plenty of attractive attributes including strong retention, high average ticket transactions. This segment's projected to grow 5% in 2021. Again, with our ACH products as the lead driver of this growth. This then translates to overall gross profit margin growth of 18% on a year-over-year basis to $122 million.

For op ex, I think we've mentioned it, we have the structure in place to continue to grow the top line at a high clip without adding substantial operating expense. We're projecting '21 operating expenses of $56 million, which is up 10% versus '20. As previously mentioned, part of this jump from 2020 is driven by $2 million of projected costs in becoming a public company.

We already covered the $66 million in Adjusted EBITDA. And then in addition, we project about $4 million of cap ex. This includes software cap. This gets us to an implied free cash flow conversion north of 90%.

Jeff Hack

Before Glenn walks you through these comparisons, I want to point out that these are the closest public peers, but they are not our competitors. The broader point is while there's intense competition for retail small business from competitors of all sizes, and enterprises largely left to the behemoths, there is limited dedicated focus to the B2B card not present middle market where Paya is squarely focused and winning.

Glenn, thanks for letting me jump in.

Glenn Renzulli

So yes, this is just a quick look at our '19 through '21 projected growth rates, both on the revenue and Adjusted EBITDA components. And yes, looking at these three-year growth rates, we're at or near the top of the peer group comparison.

On Adjusted EBITDA margin, projected at 28% in 2021. We think there's a lot of upside on our margin rate. We feel very good that we can move the business above 35% margins looking forward, driven by continued mix shift as well as other opportunities that we are finding just in our operating leverage across the Company.

For free cash flow conversion at 93% plus, really it reiterates the very attractive nature of investing in the business like ours, with consistent and strong free cash flow conversion.

As far as revenue guidance, we feel strongly that this business can grow its top line in the low to mid teens, driven by our sticky integrated technologies as well as continuing to penetrate the attractive verticals that we focus on and serve.

And just as a by-product of that revenue growth, we feel like 20% plus EBITDA growth is very achievable. These both put us at or near the top of our peer group.

As you heard from the FinTech III team, based off of pro forma enterprise value, we feel like this leaves some great upside potential for public investors. As you can see, our valuation is priced at the low end of our peer comps, with plenty of upside from there.

Now I'll pass this back to Jeff to wrap up.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Jeff Hack

Suffice it to say, we love the market in which we operate. We are incredibly proud of our undisputed leadership position in a fast-growing market where our differentiated model and deep expertise is highly valued. We are proudly middle market, large ticket, card not present. We've invested in sales, solutions and support, producing high-quality growth, positive operating leverage and excellent free cash flow. This team has produced excellent results in the past few years, and yet, at the same time, we feel like we're just getting started.

Betsy Cohen

Thank you again. After a presentation such as you just heard from an extraordinary Management Team, you can understand why FTIII is so excited about bringing you to this investment opportunity. Paya is the number two independent card not present provider and we're looking for the opportunity under this extraordinary Management Team to reach for number one. The growth, the quality and the sustainability of earnings and customer growth are evident to you from this presentation, and we are excited to move forward with the Company.

We thank you very much for participating. Thank you again.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com